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                        CONSENT OF SALOMON BROTHERS INC


     We hereby consent to the use of our name and to the description of our opinion letters dated November 10, 1995, July 11, 1996 and August 21, 1996 under the captions "THE MERGERS -- Opinions of Financial Advisors" and "RECENT DEVELOPMENTS -- Opinions of Financial Advisors" in, and to the inclusion of our opinion letters dated July 11, 1996 and August 21, 1996, as Annexes N and IV to, the Joint Proxy Statement/Prospectus and the Supplement to Joint Proxy Statement/Prospectus, respectively, of WPL Holdings, Inc., IES Industries Inc. and Interstate Power Company, which Joint Proxy Statement/Prospectus and Supplement to Joint Proxy Statement/Prospectus are part of the Registration Statement on Form S-4 of WPL Holdings, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                          SALOMON BROTHERS INC

                                          By: /s/ Salomon Brothers Inc
                                              ---------------------------


New York, New York
August 21, 1996